                                                          10
                                                  Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                  13-Week Period Ended
                                             ---------------------------------
                                             Sept. 28, 1996     Sept. 30, 1995
                                             --------------     --------------

Calculation of Primary Earnings Per Share:
-----------------------------------------

Net earnings applicable to common stock      $  73,407,000      $  66,171,000
                                             =============      =============

Average number of common shares and common
  stock equivalents outstanding                180,048,304        182,791,952

Dilutive effect of stock options (1)               ---                ---
                                             -------------      -------------
                                               180,048,304        182,791,952
                                             =============      =============
Primary earnings per share                   $        0.41      $        0.36
                                             =============      =============

Calculation of Fully Diluted
 Earnings Per Share:
----------------------------

Net earnings applicable to common stock      $  73,407,000      $  66,171,000
                                             =============      =============

Average number of shares outstanding on a
  fully diluted basis - same as for
  calculation of primary earnings
  per share                                    180,048,304        182,791,952

Dilutive effect of stock options and
  Liquid Yield Option Notes (2)                     ---                ---
                                             -------------      -------------
                                               180,048,304        182,791,952
                                             =============      =============

Fully diluted earnings per share             $        0.41      $        0.36
                                             =============      =============


(1) Maximum possible dilutive effect of outstanding options in each period is less than 3%.
(2) Maximum possible dilutive effect of outstanding options and Liquid Yield Option Notes during each period is less than 3%.